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                                                                    EXHIBIT 23.1



                        INDEPENDENT ACCOUNTANTS' CONSENT



The Board of Directors
o2wireless Solutions, Inc.:

We consent to the use of our reports incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus. Our report refers to a change in the method of accounting for organization costs.

Atlanta, Georgia
January 24, 2001